UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2023

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2023, Bank of the Sierra (the “Bank”), a wholly owned subsidiary of Sierra Bancorp (the “Company”), entered into two separate agreements for the purchase and sale of real property, to be executed in two tranches (the “Agreements”), with Bots Owner LLC and Bots Owner 002 LLC (collectively the “Purchasers”), each an affiliate of Blue Owl Real Estate Capital LLC, which provides for the sale of 13 properties owned and operated as branch locations by the Bank (the “Properties”). The total sale price is $19.9 million. The first tranche closed effective December 21, 2023, and the second tranche is expected to close early in the first quarter of 2024. All the Properties are located in California.

Under the Agreement, the Bank concurrently entered into lease agreements (the “Lease Agreements”) with Purchasers under which the Bank will lease each of the Properties. Each of the Lease Agreements will have an initial term of 18 years with specified renewal options. We will not close any branches or exit any markets as part of the sale-leaseback transaction.

The sale-leaseback transaction resulted in proceeds in excess of book value of approximately $14.3 million. The aggregate first full year of rent expense under the Lease Agreements will be approximately $1.7 million pre-tax and will be partially offset by the elimination of the annual pre-tax depreciation expenses on the buildings of approximately $0.3 million. The Lease Agreements also include an annual rent adjustment of 2.25%. The Company anticipates using the proceeds generated from the sale-leaseback transaction for general corporate purposes and is evaluating a potential sale of a portion of its securities portfolio that is currently in a loss position that, if consummated, would offset some or all of the gain generated by the sale-leaseback transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified by reference to the text of the Purchase and Sale Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits. The information required to be furnished pursuant to this item is set forth in the Exhibit Index which appears below, immediately before the signatures.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement for the Purchase and Sale of Real Property (Tranche 1), dated December 21, 2023, by and between the Bank of Sierra and Bots Owner LLC*
10.2	Agreement for the Purchase and Sale of Real Property (Tranche 2), dated December 21, 2023, by and between the Bank of Sierra and Bots Owner 002 LLC*
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5). The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: December 28, 2023	By:	/s/ Christopher G. Treece
Christopher G. Treece
Executive Vice President &
Chief Financial Officer